UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

NEXGEL, INC.
(Name of Registrant As Specified In Its Charter)
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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
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(4)
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(5)
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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

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Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF NEXGEL, INC.
NEXGEL, INC.
2150 Cabot Boulevard West, Suite B
Langhorne, PA 19067
215-702-8550
NOTICE OF ACTION TAKEN BY
WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS WITHOUT A MEETING
Dear Stockholder:
The accompanying Information Statement is furnished to inform holders of shares of common stock, par value $0.001 per share (“Common Stock”), of NEXGEL, Inc. (the “Company”, “our”, “we” or “us”) that our board of directors and the holders of a majority of the outstanding shares of our Common Stock have approved the following:
(i)
an amendment to our Amended and Restated Certificate of Incorporation which will increase the number of authorized shares of Common Stock from 100,000,000 shares of Common Stock to 3,000,000,000 shares of Common Stock (the “Increased Authorized Shares Amendment”); and

(ii)
an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-thirty and not more than one-for-one hundred, with the exact number to be set at a whole number within this range to be determined by our board of directors in its sole discretion and to authorize our board of directors to implement the reverse stock split by filing an amendment to our Amended and Restated Certificate of Incorporation (the “Reverse Stock Split”).

Under Section 228(a) of the Delaware General Corporation Law (“DGCL”) and our Amended and Restated Certificate of Incorporation , stockholder action may be taken by written consent without a meeting of stockholders. By written consent without a meeting effective February 10, 2020, the holders of a majority of the outstanding shares of our Common Stock equal to 41,071,427 shares of our Common Stock, and therefore 71.42% of the 57,505,208 shares of our Common Stock outstanding as of our record date of February 4, 2020, approved the foregoing Increased Authorized Shares Amendment and Reversed Stock Split.
The table below sets forth the information regarding the stockholders who voted for the resolutions:
Name of Stockholder	Number of Shares of Common Stock that Voted in Favor of the Resolutions	Percentage of Common Stock that Voted in Favor of the Resolutions(1)
Nachum Stein	12,500,000	21.74%
Aquamen Partners LLC	7,142,857	12.42%
Bezalel Partners LLC	6,250,000	10.87%
Esther Friedman	6,250,000	10.87%
MTNHW LLC	3,571,428	6.21%
Jeffrey D Enslin	1,785,714	3.11%
Marc Menkowitz	1,785,714	3.11%
Richard S. Myers	1,785,714	3.11%
Total	41,071,427	71.42%
(1)
Applicable percentage ownership is based on 57,505,208 shares of Common Stock outstanding as of the record date of February 4, 2020.

The (i) Increased Authorized Shares Amendment and (ii) the discretionary authority of our Board to conduct a Reverse Stock Split will each become effective upon filing of such applicable amendments with the Delaware Secretary of State. Holders of our Common Stock do not have appraisal or dissenter’s rights under Delaware law in connection with the matters approved by the stockholders in this Information Statement. This Notice of Action by Written Consent and Information Statement also constitutes notice to you under Section 228(a) of the DGCL of the actions taken by written consent by the holders of a majority of our outstanding common stock, without a meeting of stockholders.
PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM STOCKHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER FLORIDA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE STOCKHOLDER ACTION.
This Information Statement is being furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing stockholders of these corporate actions before they take effect. In accordance with Exchange Act Rule 14c-2, the stockholder consent will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of the Exchange Act and the DGCL. You are urged to read the Information Statement carefully in its entirety including the information incorporated by reference into this Information Statement. However, no action is required on your part in connection with this document.
THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
By Order of the Board of Directors of NEXGEL, Inc.
/s/ Adam Levy

Adam Levy
Chief Executive Officer

NEXGEL, INC.
2150 Cabot Boulevard West, Suite B
Langhorne, PA 19067
215-702-8550
INFORMATION STATEMENT
March 16, 2020
We are required to deliver this Information Statement to holders of our Common Stock in order to provide notice that certain holders of a majority of the voting power of our outstanding Common Stock, without holding a meeting of stockholders at which all Company stockholders would be entitled to vote, have provided written consent to certain actions that would normally require such a meeting.
THE ACCOMPANYING MATERIAL IS BEING PROVIDED TO YOU FOR INFORMATIONAL
PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
Information Concerning the Action by Written Consent
This Information Statement is being mailed on or about March 16, 2020 to the holders of record at the close of business on February 4, 2020 of shares of common stock, par value $0.001 per share (the “Common Stock”), of NEXGEL, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”) pursuant to Rule 14c-2 of the Securities Exchange Act of 1934 (the “Exchange Act”, as amended, and pursuant to Section 228(a) of the Delaware General Corporation Law (“DGCL”). The purpose of this Information Statement is to inform our stockholders that by written consent without a meeting the holders of a majority of our common stock have approved the following:
(i)
APPROVAL I: An amendment to our Amended and Restated Certificate of Incorporation which will increase the number of authorized shares of Common Stock from 100,000,000 shares of Common Stock to 3,000,000,000 shares of Common Stock (the “Increased Authorized Shares Amendment”); and

(ii)
APPROVAL II: An amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-thirty and not more than one-for-one hundred, with the exact number to be set at a whole number within this range to be determined by our board of directors in its sole discretion and to authorize our board of directors to implement the reverse stock split by filing an amendment to our Amended and Restated Certificate of Incorporation (the “Reverse Stock Split Amendment”).

The written consent of the stockholders holding a majority of the voting power of the Company are sufficient to approve the foregoing Increased Authorized Shares Amendment and Reverse Stock Split Amendment. Therefore, no proxies or consents were, or are, being solicited in connection with the amendments.
After the expiration of the twenty (20) day period required under Rule 14c-2 promulgated under the Exchange Act, and in accordance with the laws of the State of Delaware, we intend to file the Increased Authorized Shares Amendment. The proposed Certificate of Amendment for the Increased Authorized Shares Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Delaware. Such filing will occur at least twenty (20) days after the Definitive Information Statement is filed with the Securities and Exchange Commission (the “SEC”) and first sent or given to our stockholders.
After the expiration of the twenty (20) day period required under Rule 14c-2 promulgated under the Exchange Act, and in accordance with the laws of the State of Delaware, upon the election by the board of directors to implement a reverse stock split we intend to file the Reverse Stock Split Amendment. The proposed Certificate of Amendment for the Reverse Stock Split Amendment, attached hereto as Appendix B, will become effective when it has been accepted for filing by the Secretary of State of the State of Delaware. Such filing will occur at least twenty (20) days after the Definitive Information Statement is filed with SEC and first sent or given to our stockholders.
Forward Looking Statements
Various statements contained in or incorporated by reference into this Information Statement that express a belief, expectation, or intention, or that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.
Expenses
The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.
THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
NO ACTION IS REQUIRED
Other than the stockholder written consent described above, no other votes are necessary or required to effectuate the transactions described in this Information Statement.
Record Date
Our stockholders as of the record date are being furnished copies of this Information Statement. This Information Statement is first being mailed or furnished to our stockholders on or about March 16, 2020.
No Dissenters’ or Appraisal rights
The laws of the State of Delaware do not provide dissenters’ or appraisal rights to our stockholders in connection with any matter described in this Information Statement.

APPROVAL I
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
INCREASE AUTHORIZED SHARES OF COMMON STOCK TO 3,000,000,000
Our Amended and Restated Certificate of Incorporation currently authorize the Company to issue 105,000,000 shares of all classes of capital stock consisting of 100,000,000 shares of common stock, $0.001 par value and 5,000,000 shares of preferred stock, $0.001 par value. As of the Record Date, 57,505,208 shares of Common Stock are outstanding and no shares of preferred stock are outstanding . The Increased Authorized Shares Amendment will create an additional 2,900,000,000 authorized shares of Common Stock and provide us with increased flexibility in meeting future corporate needs and requirements by providing additional authorized shares of Common Stock, which will be available for issuance from time to time as determined by the board of directors for any proper corporate purpose including additional equity financings without the expense and delay associated with a special stockholders’ meeting, except where required by applicable rules, regulations and laws. The Increased Authorized Shares Amendment will not change the number of authorized shares of preferred stock.
Our board of directors has approved the Increased Authorized Shares Amendment and believes it to be in the best interest of the Company and its stockholders. The Increased Authorized Shares Amendment will become effective when it is filed with the Secretary of State of Delaware.
The Certificate of Amendment provides that paragraph A of Article IV is deleted in its entirety and replaced with the following:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,005,000,000, consisting of 3,000,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).
Possible Effects of the Authorization to Issue More Common Shares
The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.
The proposed increase in the authorized number of shares of Common Stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us, even if the persons seeking to obtain control offers an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. We are not aware of any attempt, or contemplated attempt, to acquire control of us, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.
Our stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to our total authorized shares, than they presently own, and will be diluted as a result of any issuance of Common Stock by us in the future.
There are currently no specific plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized (except with respect to potential issuances of shares upon exercise of currently outstanding options and warrants).

APPROVAL II
AMENDMENT TO CERTIFICATE OF INCORPORATION
TO IMPLEMENT A REVERSE STOCK SPLIT OF
UP TO ONE-FOR-ONE HUNDRED
General
Our board of directors has approved, an amendment to our Certificate of Incorporation to effect a reverse stock split at a ratio of not less than one-for-thirty and not more than one-for-one hundred, as determined by the board of directors in its sole discretion without further action on the part of stockholders, including the discretion to not implement a reverse stock split, in the form set forth in Appendix B to this Information Statement (the “Reverse Stock Split Amendment”).
Our board of directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment. If the reverse stock split is implemented, the Reverse Stock Split Amendment also would reduce the number of authorized shares of our common stock as set forth below but would not change the par value of a share of our common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such stockholder held immediately prior to the reverse stock split.
Our board of directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the board with maximum flexibility to achieve the purposes of the reverse stock split. The reverse stock split will be effected, if at all, only upon a determination by the board of directors that the reverse stock split is in the company’s and the stockholders’ best interests at that time. In connection with any determination to effect the reverse stock split, the board of directors will set the time for such a split and select a specific ratio within the range. These determinations will be made by the board of directors with the intention to create the greatest marketability for our common stock based upon prevailing market conditions at that time.
Purpose and Effect of the Reverse Stock Split
The primary purpose for implementing the proposed Reverse Stock Split Amendment would be to increase the per share trading price of our common stock once we commence trading and decrease the number of outstanding shares of our common stock which our board of directors believes would help us:
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attract new investors who are reluctant to invest in shares with low prices;

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attract investment from certain institutional investors and investment funds who are presently prevented under their guidelines from investing in our stock at its current price levels; and

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attract and retain employees who may be less likely to work for a company with a low stock price.

We are planning for our future financing needs, and the ability to attract such institutional investors may be important to the success of any capital raising efforts.
We believe that a higher per share price of our common stock will increase interest in our stock within the financial community and broaden the pool of investors that may consider investing in our stock. Both of these factors can potentially increase the trading volume and liquidity of our common stock. The Board has been advised that our low stock price actually prohibits some institutional investors from purchasing our stock because of minimum price per share requirements they observe.
Other Considerations.
In addition to the foregoing considerations, the Board considered that, as a matter of policy, many institutional investors will not purchase stocks trading below certain minimum price levels, and brokers often discourage their customers from purchasing such stocks. We believe that these concerns will be reduced if the price per share of our common stock increases.
The Board believes that the total number of shares of our common stock currently outstanding is disproportionately large relative to our present market capitalization and that a reverse stock split would bring the number of outstanding shares to a level more in line with other companies with comparable market capitalizations. Moreover, the Board considered that when the number of outstanding shares of common stock is unreasonably large in relation to a company’s earnings, a significant change in net earnings or losses is required to create a noticeable change, in absolute terms, in such company’s reported earnings or loss per share levels. If we implement a reverse stock split and decrease the number of shares outstanding, our investors could more easily understand the impact on earnings or loss per share attributable to developments in our business.

A reverse stock split may also reduce the relatively high transaction costs and commissions incurred by our stockholders due to our currently low per share trading price. The structure of trading commissions, when they are set at a fixed price per share, can have an adverse impact on holders of lower-priced securities because the brokerage commissions generally represent a higher percentage of the sales prices of lower-priced securities than they do on higher-priced issues, which may discourage trading in such lower-priced securities. If the price of our shares is higher, then the adverse impact of these commissions could be reduced.
Any increase in the liquidity of our common stock due to a higher price per share may be partially or entirely offset by a reduction in liquidity due to the fewer number of shares issued and outstanding after the reverse stock split. Furthermore, the reverse stock split will likely increase the number of common stock holdings that are not divisible by 100 (often referred to as “odd lots”), which may make these shares more difficult to sell and could result in higher selling costs for stockholders who hold odd lots.
The Board believes that the potential positive effects of a reverse stock split can outweigh the potential negative effects and intends to implement the proposed split only if they conclude that to be the case. In making that evaluation the Board will take into account various negative factors including: (i) the negative perception of reverse stock splits held by some stock market participants; (ii) the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and (iii) the costs associated with implementing a reverse stock split. The effect of the reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. It is also possible that a reverse stock split may not increase the per share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the per share price, which depends on many factors.
After considering the foregoing factors, the Board determined that having the flexibility to implement a reverse stock split is in our best interests and that of our stockholders. The Board reserves the right not to implement the reverse stock split if the Board does not deem it to be in our best interests or that of our stockholders.
Our Board of Directors, in its sole discretion, may elect to effect any one (but not more than one) of the reverse split ratios within the range indicated after receipt of stockholder approval, or none of them if our Board of Directors determines in its sole discretion not to proceed with the reverse stock split. We believe that the availability of the alternative reverse split ratios will provide the Board of Directors with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining which of the alternative reverse stock split ratios to implement, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as the trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock.
The Board of Directors reserves its right to elect to abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the company and its stockholders.
Impact of the Reverse Stock Split Amendment if Implemented
If implemented by our Board, the reverse stock split will be realized simultaneously and in the same ratio for all of our common stock. The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the company. We will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio implemented will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).
The principal effects of the Reverse Stock Split Amendment will be that:
•
depending on the ratio for the reverse stock split selected by our board of directors, each thirty or one hundred shares of common stock owned by a stockholder, or any whole number of shares of common stock between thirty and one hundred as determined by the board of directors, will be combined into one new share of common stock;

•
the number of shares of common stock issued and outstanding will be reduced from approximately 57.51 million shares to a range of approximately 0.58 million shares to 1.92 million shares, depending upon the reverse stock split ratio selected by the board of directors;

•
based upon the reverse stock split ratio selected by our board of directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock, which will result in approximately the same aggregate price being required to be paid for such options and warrants upon exercise immediately preceding the reverse stock split.

Following the reverse stock split, we intend for our common stock to remain registered under the Securities Exchange Act of 1934 and to continue to comply with the reporting requirements of such Act.

Certain Risks Associated with the Reverse Stock Split
Once we commence trading, there will be risks associated with the reverse stock split including the following:
•
If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•
There can be no assurance that the reverse stock split will result in any particular price for our common stock. As a result, the trading liquidity of our common stock may not necessarily improve.

•
There can be no assurance that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

•
There can be no assurance the reverse stock split would result in a price per share that will attract brokers and investors that do not trade in lower priced shares.

•
There can be no assurance that the reverse stock split would result in a per share price that would increase our ability to attract and retain employees.

•
Because the number of issued and outstanding shares of common stock would decrease as result of the reverse stock split, the number of authorized but unissued shares of common stock may increase on a relative basis. If we issue additional shares of common stock, the ownership interest of our current stockholders would be diluted, possibly substantially.

•
The liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

•
The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of the company with another company.

•
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Our board of directors intends to effect the reverse stock split only if it believes that a decrease in the number of shares is likely to improve the trading price of our common stock once we commence trading and if the implementation of the reverse stock split is determined by the board of directors to be in the best interests of the company and its stockholders.
Effective Time
The proposed reverse stock split would become effective as of 5:00 p.m., Eastern Time, (the “Effective Time”) on the date of filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into one share of our common stock in accordance with the reverse stock split ratio determined by our board of directors. Following the reverse stock split, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.
After the Effective Time, our common stock will each have new committee on uniform securities identification procedures (“CUSIP”) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.
After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Exchange Act.
Board Discretion to Implement the Reverse Stock Split Amendment
If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by our board of directors that a reverse stock split (at a ratio determined by the board of directors as described above) is in the best interests of the company and the stockholders. The board of director’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock once we commence trading. If our board of directors determines to effect the reverse stock split, the board of directors will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the common stock once we commence trading.
Fractional Shares
Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio implemented will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.
Effect on Beneficial Holders of Common Stock (i.e. stockholders who hold in “street name”)
Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name”. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.
Effect on Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)
Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.
If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.
Effect on Certificated Shares
Stockholders holding shares of our common stock in certificate form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of our common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.
Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled.
Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).
Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.
Accounting Matters
The reverse stock split will not affect the par value of a share of our common stock. As a result, as of the Effective Time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.
No Appraisal Rights
Under the DGCL, stockholders are not entitled to appraisal rights or dissenters rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.
Certain United States Federal Income Tax Considerations
The following is a summary of certain material United States federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split. This summary is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including, but not limited to, banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse split shares will be, held as a “capital asset,” as that term is defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; (iii) an estate the income of which is subject to federal income tax regardless of its source; or (iv) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.
Tax Consequences of the Reverse Stock Split Generally
Section 354 of the Internal Revenue Code provides that no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. Pursuant to Section 368(a)(1)(E) of the Internal Revenue Code, NEXGEL should not recognize any gain or loss as a result of the reverse stock split.
In the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received), the tax basis will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.
The foregoing summary regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.
To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is limited in scope and not intended or written to be used, and cannot be used, by such holder for the purpose of  (i) avoiding penalties that may be imposed on such holder under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed in this communication; (b) any such discussion has been included to support the marketing or promotion of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about beneficial ownership of our Common Stock as of March 16, 2020, (unless otherwise noted) by (i) each stockholder that has indicated in public filings that the stockholder beneficially owns more than five percent of the Common Stock, (ii) each of the Company’s directors and named officers and (iii) all directors and officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had, to our knowledge, sole voting and investment power with respect to the shares listed next to the person’s name.
Name and address(1)	Number of shares beneficially owned	Percentage of ownership (2)
5% stockholders
Aquamen Partners LLC (3)	7,142,857	12.4%
Esther Friedman (4)	6,250,000	10.9%
MTNHW LLC (5)	3,571,428	6.2%
Directors and officers
David Stefansky (5)	7,678,571 (6)	13.0%
Nachum Stein	13,933,572 (7)	23.6%
Adam Levy	1,490,143 (8)	2.5%
(All Directors and officers as a group 3 persons)	23,102,286	37.4%
*
Beneficial ownership percentage is less than 1%.

(1)
Except as indicated, the address of the person named in the table is c/o NEXGEL, Inc., 2150 Cabot Boulevard West, Suite B, Langhorne, PA 19667.

(2)
In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 16, 2020, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock held by them. Applicable percentage ownership is based on 57,505,208 shares of the Common Stock outstanding as of March 16, 2020. The inclusion in the table above of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)
Joseph Steven has sole voting and dispositive power over the securities held by Aquamen Partners. Mr. Levy, the Company’s Chief Executive Officer, holds a twenty percent equity interest in Aquamen Partners but does not have voting or dispositive control and disclaims beneficial ownership of these securities. The address for the Aquamen Partners is 321 W. 29th Street, Apt C, New York, NY 10001.

(4)
Ms. Friedman is the spouse of David Stefansky, a member of the Company’s Board. Ms. Friedman disclaims beneficial ownership of all shares held by Mr. Stefansky and/or his related entities.

(4)
Johnathon Eckert and James Higgins shares voting and dispositive power over the securities held by MTNHW. The address for the MTNHW is 18 Club Way, Rumson, NJ 07760.

(5)
Mr. Stefansky is the spouse of Esther Friedman, who owns 6,250,000 shares of the Company’s common stock and is listed in the table as a 5% stockholder. Ms. Stefansky disclaims beneficial ownership of all shares held by Ms. Friedman.

(6)
Consists of  (i) 6,250,000 shares of common stock held through Bezalel Partners LLC, which is solely owned and managed by Mr. Stefansky and (ii) options to purchase 1,428,571 shares of common stock that will become exercisable within 60 days of March 16, 2020.

(7)
Consists of  (i) 12,505,001 shares of common stock and (ii) options to purchase 1,428,571 shares of common stock that will become exercisable within 60 days of March 16, 2020.

(8)
Consists of  (i) 8,000 shares of common stock and (ii) 1,482,143 shares of common stock of a restricted stock award that will vest within 60 days of March 16, 2020.

Delivery of Documents to Security Holders Sharing an Address
If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (a) your name, (b) your shared address, and (c) the address to which the Company should direct the additional copy of this Information Statement, to the Company at 2150 Cabot Boulevard West, Suite B, Langhorne, PA 19067, Attention: Corporate Secretary, or by telephone at 215-702-8550. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made in the same manner by mail or telephone to the Company’s principal executive offices.
Interests of Certain Persons in Matters To Be Acted Upon
None.
Where You Can Find More Information
The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information the Company files at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The

Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.
NEXGEL will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, within one business day of receipt of such request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests should be directed to NEXGEL, Inc. c/o Chief Financial Officer and Secretary at 2150 Cabot Boulevard West, Suite B, Langhorne, PA 19067 or via telephone at 215-702-8550.
PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
By Order of the Board of Directors of NEXGEL, Inc.
/s/ Adam Levy

Adam Levy
Chief Executive Officer

APPENDIX A
CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
NEXGEL, INC.
NEXGEL, Inc. (the “Corporation”), a corporation duly organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify that:
1.   The Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Amended and Restated Certificate of Incorporation to change the name of the Corporation to “NEXGEL, Inc.” and (ii) declaring such amendment to be advisable and in the best interest of the Corporation.
2.   Upon this Certificate of Amendment becoming effective, paragraph A of Article IV is deleted in its entirety and replaced with the following:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,005,000,000, consisting of 3,000,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).
3.   This Certificate of Amendment has been duly approved by the Board of Directors of the Corporation in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.
4.   This Certificate of Amendment shall become effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this [  ] day of  [           ], 2020.
NEXGEL, INC.,
a Delaware corporation
By:
Name: Adam Levy
Title: Chief Executive Officer

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APPENDIX B
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
NEXGEL, INC.
ND RESTATED CERTIFICATE OF INCORPORATION
NEXGEL, INC.
NEXGEL, Inc. (the “Corporation”), a corporation duly organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify that:
1.   The Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Amended and Restated Certificate of Incorporation to change the name of the Corporation to “NEXGEL, Inc.” and (ii) declaring such amendment to be advisable and in the best interest of the Corporation.
2.   Upon this Certificate of Amendment becoming effective, paragraph A of Article IV is deleted in its entirety and replaced with the following:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is [*], consisting of [*] shares of Common Stock, $0.001 par value per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).
At the Effective Time, each [**] shares of the Corporation’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) (including the number of shares of common stock issuable upon exercise or conversion of all issued and outstanding, options, warrants and convertible securities of every kind, including all options, shares outstanding and authorized for issuance under the Corporation’s 2019 Long-Term Incentive Plan, will automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one (1) share of common stock, par value $0.001 per share (the “New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the Reverse Stock Split and each fractional share resulting from the Reverse Stock Split shall be automatically rounded up to the nearest whole number. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”
3.   This Certificate of Amendment has been duly approved by the Board of Directors of the Corporation in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.
4.   This Certificate of Amendment shall become effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this [  ] day of  [           ], 2020.
NEXGEL, INC.,
a Delaware corporation
By:
Name: Adam Levy
Title: Chief Executive Officer

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